EXHIBIT 10.3

AMENDMENT NUMBER 2

OCCIDENTAL PETROLEUM CORPORATION

2005 DEFERRED COMPENSATION PLAN

WHEREAS, Occidental Petroleum Corporation (the “Company”) maintains the Occidental Petroleum Corporation 2005 Deferred Compensation Plan (the “2005 DCP”), for the purpose of providing a tax-deferred opportunity for key management and highly compensated employees of the Company and its affiliates to accumulate additional retirement income through deferrals of cash compensation;

WHEREAS, the Company maintains the Occidental Petroleum Corporation 2005 Deferred Stock Program (the “2005 DSP”) for the purpose of allowing key management and highly compensated employees of the Company and its affiliates to defer receipt of compensation payable in shares of Company common stock under the Company’s equity plans;

WHEREAS, the Company grants performance stock awards (the “Performance Stock Awards”) under and as defined in equity plans maintained by the Company;

WHEREAS, the Performance Stock Awards may be payable partially in shares of Company common stock and partially in cash;

WHEREAS, the Company currently permits eligible participants to defer the payment of Performance Stock Awards, provided that any such election must apply to the entire award;

WHEREAS, if payment of a Performance Stock Award is deferred, the portion payable in Company common stock is deferred under the 2005 DSP and the portion, if any, payable in cash (including dividend equivalents that accumulate during the performance period) is deferred under the 2005 DCP;

WHEREAS, the Company finds it desirable to allow participants to make separate elections as to the cash and share portions of Performance Stock Awards;

WHEREAS, under Section 409A of the Internal Revenue Code, individuals may change their elections as to the form of distribution of deferred compensation amounts if certain requirements are satisfied;

WHEREAS, the Company finds it desirable to allow participants to make up to two changes to their retirement distribution elections;

NOW, THEREFORE, effective November 1, 2006, the DCP is amended as follows:

ARTICLE II

DEFINITIONS

1.	The definition of Performance Award Cash Deferral is

amended in its entirety to read as follows:

“Performance Award Cash Deferral. ‘Performance Award Cash Deferral’ means that portion of a Qualifying Performance Stock Award that is deferred under this Plan as provided in Section 4.1(c) of this Plan.”

ARTICLE IV

PARTICIPATION

2.	Section 4.1(c) is amended in its entirety to read as follows:

“(c)           Deferral of Performance Award Cash Payments. (i) If a Qualifying Performance Stock Award is subject to mandatory deferral by its terms, the cash portion, if any, of such award (including dividend equivalents that accumulate during the performance period) shall be automatically deferred under this Plan. If such deferral is elective by the terms of the Qualifying Performance Stock Award, then unless otherwise specified by the terms of the Qualifying Performance Stock Award, an Eligible Employee may, in accordance with Section 4.1(c)(ii), make an advance deferral election that applies to (1) all payments resulting from the Qualifying Performance Stock Award; (2) only payments of share units resulting from the Qualifying Performance Stock Award; or (3) only payments of cash (including dividend equivalents that accumulate during the performance period) resulting from the Qualifying Performance Stock Award. Any deferrals of share units resulting from the Qualifying Performance Stock Award will be deferred under the Occidental Petroleum Corporation 2005 Deferred Stock Program. If the portion of a Qualifying Performance Stock Award that is payable in cash is deferred under this Plan (either at the election of the Eligible Employee or by the terms of the award), such cash portion shall be credited to the Eligible Employee’s DCP Deferral Account as a Performance Award Cash Deferral.

(ii) In the case of a Qualifying Performance Stock Award with an elective deferral feature and that qualifies as ‘performance based compensation’ as defined in Proposed Treasury Regulations Section 1.409A-1(e) (or any successor regulation), a Deferral Election Form must be delivered to the Committee at least 12 months before the award becomes certified as payable. In the case of any other Qualifying Performance Stock Award with an elective deferral feature, a Deferral Election Form must be delivered to the Committee no later than 30 days after the date of grant of such award and at least 12 months before the award becomes vested. Any Deferral Election Form received by the Committee at a time

2

other than as described herein will be considered void and shall have no force or effect. Notwithstanding the foregoing, if applicable law requires that a deferral election be made at an earlier date in order to defer taxation with respect to a Qualifying Performance Stock Award, the Committee shall require the Deferral Election Form to be filed by such earlier date, and any Deferral Election Form received by the Committee after such date shall be considered void and shall have no force or effect.”

ARTICLE V

BENEFITS

3.	Section 5.1(b) is amended in its entirety to read as follows:

“(b)           Retirement. (i) On a Distribution Election Form filed simultaneously with and in the same manner as the first Deferral Election Form that a Participant is required to file in accordance with the requirements set forth in Section 4.1 hereof, a Participant (A) may elect to have the Retirement Benefit, which may consist solely of the Participant’s Savings Plan Restoration Account, paid to him in a lump sum, annual payments for any other number of years between two (2) and 20 years or, if available as an option on the Distribution Election Form provided to the Participant, in a combination of an initial lump sum payment followed by annual installments over the next one (1) to 20 years, and (B) may elect to have the amount of each annual installment determined under either the Amortization Method or the Fractional Method. If a Participant fails to elect either the Amortization Method or the Fractional Method, such Participant shall be deemed to have elected the Fractional Method.

(ii) Notwithstanding anything herein to the contrary, an election to receive distribution in a series of annual installments or as a combination of a lump sum followed by annual installments shall be treated as a single payment for purposes of Section 409A of the Code.

(iii) Subject to Section 5.1(b)(iv), a Participant may change his election as to the form of Retirement distribution under this Program subject to the following conditions: (A) the election shall not be effective until twelve (12) months after the election is filed with the Committee; (B) the election must defer the lump sum payment or the initial amount of an installment payment for a period of at least five (5) years from the date that the lump sum payment or initial amount of the installment payment, as the case may be, was otherwise payable; and (C) the election must be made at least twelve (12) months prior to the beginning of the calendar

3

year in which the lump sum payment or initial amount of the installment payment, as the case may be, would have been payable if no change as to the form of distribution were ever made.

(iv) A Participant may only make two changes pursuant to Section 5.1(b)(iii). Each such change must satisfy all of the requirements of Section 5.1(b)(iii).”

4.          The last sentence of Section 5.2(c) is replaced with the following:

“A Participant may change his election as to the form of payment to his Beneficiary subject to the following conditions: (1) the election shall not be effective until twelve (12) months after the election is filed with the Committee; and (2) the election must be made at least twelve (12) months prior to the beginning of the calendar year in which the lump sum payment or initial amount of the installment payment, as the case may be, would have been payable if no change as to the form of distribution were ever made. Each such change must satisfy all of the requirements of this Section 5.2(c).”

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment this ______ day of _____________, 2006.

OCCIDENTAL PETROLEUM CORPORATION

By: ___________________________________

Richard W. Hallock

Executive Vice-President, Human Resources

4